UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) December 12, 2013

HUB GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-27754	36-4007085
(Commission File Number)	(I.R.S. Employer Identification No.)

3050 Highland Parkway, Suite 100
Downers Grove, Illinois 60515
(Address, including zip code, of principal executive offices)

(630) 271-3600
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01       Entry into a Material Agreement.

On December 12, 2013, the Company entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) among the Company and Hub City Terminals, Inc., as borrowers, Comtrak Logistics, Inc. and Mode Transportation, LLC, as guarantors, and Bank of Montreal and BMO Harris Bank, N.A.  The Credit Agreement amended and restated the Credit Agreement dated as of March 23, 2005 among the Company and Hub City Terminals, Inc., as borrowers, Comtrak Logistics, Inc. and Mode Transportation, LLC, as guarantors, and Bank of Montreal and BMO Harris Bank, N.A.

The Credit Agreement is scheduled to mature on December 12, 2018.  Pricing under the Credit Agreement, including the spread over LIBOR and the rates applicable to commitment fees and letter of credit fees, varies based upon the Total Leverage Ratio (as defined in the Credit Agreement) as in effect from time to time. The Credit Agreement contains customary representations, covenants and defaults.

The foregoing summary is qualified in its entirety by reference to the Credit Agreement, which is attached hereto as Exhibit 10.1.

ITEM 9.01      Financial Statements and Exhibits

(a)	Not Applicable.
(b)	Not Applicable.
(c)	Not Applicable.
(d)	A list of exhibits filed herewith is contained on the Exhibit
Index which immediately precedes such exhibits and is
incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUB GROUP, INC.

DATE: December 13, 2013	/s/ Terri A. Pizzuto
By: Terri A. Pizzuto
Title: Executive Vice President, Chief Financial Officer
and Treasurer

EXHIBIT INDEX

Exhibit No.

10.1	Amended and Restated Credit Agreement, dated December 12, 2013, among Hub Group, Inc., Hub City Terminals, Inc., as borrowers, Comtrak Logistics, Inc. and Mode Transportation, LLC, as guarantors, and Bank of Montreal and BMO Harris Bank, N.A.